AllianceBernstein Growth & Income Fund, Inc.

811-00126

77C  Matters submitted to a vote of security holders
======================================
RESULTS OF SHAREHOLDERS MEETING
(unaudited)

A Special Meeting of the AllianceBernstein Growth and Income
Fund (the "Fund") was held on November 15, 2005 and adjourned until December 6, 2005, and December 19, 2005. At the November 15, 2005 Meeting, with respect to the first item of business, the election of Directors, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. At the December 19, 2005 Meeting, with respect to the third item of business, the amendment, elimination, or reclassification as non-fundamental of the fundamental investment restrictions, and the fourth item of business, the reclassification of the Fund's fundamental investment objective as non-fundamental with changes to the Fund's investment objectives, the required number of outstanding shares voted in favor of each proposal, and each proposal was approved. With respect to the second item of business, approval of amendment and restatement of the Charter, an insufficient number of required outstanding shares voted in favor of the proposal, and the proposal was not approved. A description of each proposal and number of shares voted at the Meetings are as follows (the proposal numbers shown below correspond to the proposal numbers in the Fund's proxy statement):

			   Voted For	   Withheld Authority
1. The election of
   the Trustees, each
   such Trustee to
   serve a term of an
   indefinite duration
   and until his or
   her successor is
   duly elected and
   qualifies.


Ruth Block		   773,835,066	   24,612,239
David H. Dievler	   399,223,652	   26,153,721
John H. Dobkin		   774,382,782	   24,064,523
Michael J. Downey	   774,585,427	   23,861,877
William H. Foulk, Jr.	   773,971,834	   24,475,471
D. James Guzy		   748,781,743	   49,665,562
Marc O. Mayer		   772,920,929	   25,526,375
Marshall C. Turner, Jr.	   774,391,468	   24,055,837




			Voted For  Voted Against   Abstained   Broker
							       Non-Votes

2. Approve the
   Amendment
   and Restatement
   of the Charter 	732,653,218  21,233,406	   35,903,096  0

3.A. Diversification    568,288,225  23,061,879	   23,061,879  198,514,126

3.B. Issuing Senior
     Securities
     and Borrowing
     Money 		564,518,323  26,733,319	   8,681,537   198,514,126

3.C. Underwriting
     Securities		565,750,949  24,557,807	   9,624,423   198,514,126

3.D. Concentration of
     Investments	566,651,220  23,885,295	   9,396,663   198,514,126

3.E. Real Estate and
     Companies that
     Deal in Real
     Estate		566,743,959  24,077,643	   9,111,576   198,514,126

3.F. Commodity
     Contracts
     and Futures
     Contracts		565,208,828  25,576,163	   9,148,187   198,514,126

3.G. Loans		564,925,534  26,092,880	   8,914,764   198,514,126

3.I. Exercising
     Control		566,129,593  23,472,984    10,330,601  198,514,126

3.J. Other
     Investment
     Companies		565,198,263  25,223,771	   9,511,145   198,514,126

3.K. Oil, Gas
     and Other
     Types of
     Minerals
     or Mineral
     Leases 		567,216,385  24,165,590	   8,551,203   198,514,126

3.L. Purchases
     of Securities
     on Margin		563,513,898  27,866,387	   8,552,893   198,514,126

3.M. Short Sales	564,226,660  26,945,490	   8,761,028   198,514,126

3.N. Pledging,
     Hypothecating,
     Mortgaging,
     or Otherwise
     Encumbering
     Assets		563,241,701  27,215,592	   9,475,885   198,514,126

3.O. Illiquid or
     Restricted
     Securities		563,914,849  26,943,681	   9,074,649   198,514,126

3.P. Warrants		564,698,540  25,929,019	   9,305,619   198,514,126

3.Q. Unseasoned
     Companies		562,850,221  28,024,339	   9,058,618   198,514,126

3.T. Securities of
     Issuers in
     which Officers,
     or Directors,
     or Partners
     have an Interest 	564,144,613  27,156,496	   8,632,069   198,514,126

3.Z.1 Investment
      Grade
      Securities	568,593,808  22,608,867	   8,730,502   198,514,126

4.B. The
     Reclassification
     as Non-Fundamental
     and Changes to
     Specific Funds
     Investment
     Objectives 	644,204,384  51,953,828	   35,365,858  200,643,254